UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 11, 2024

SBA Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Florida	001-16853	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8051 Congress Avenue Boca Raton, FL	33487
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 995-7670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	SBAC	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Issuance of 2024-1C Tower Securities and Purchase Agreement for and Issuance of 2024-2C Tower Securities

On October 11, 2024, pursuant to the terms of the Purchase Agreement among SBA Senior Finance, LLC (“SBA Senior Finance”), an indirect subsidiary of SBA Communications Corporation (the “Company”), Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), and Barclays Capital Inc. and Wells Fargo Securities, LLC, as representatives of the several initial purchasers named on Schedule I thereto (the “Initial Purchasers”), SBA Tower Trust (the “Trust”), a New York common law trust established by SBA Depositor LLC, an indirect subsidiary of the Company (“SBA Depositor”), issued, and the Initial Purchasers purchased, $1.45 billion aggregate principal amount of Secured Tower Revenue Securities, Series 2024-1C (the “2024-1C Tower Securities”). The 2024-1C Tower Securities have an anticipated repayment date in October 2029, a final maturity date in October 2054 and an interest rate of 4.831% per annum.

In addition, on October 11, 2024, SBA Senior Finance, the Trustee and Wells Fargo Bank, N.A., an affiliate of Wells Fargo Securities, LLC (the “Purchaser”) entered into a Purchase Agreement (the “2024-2C Purchase Agreement”), pursuant to which the Trust issued, and the Purchaser purchased, $620.0 million aggregate principal amount of Secured Tower Revenue Securities, Series 2024-2C (the “2024-2C Tower Securities”). The 2024-2C Tower Securities have an anticipated repayment date in October 2027, a final maturity date in October 2054 and an interest rate of 5.115% per annum. In conjunction with the anticipated closing of the 2024-2C Tower Securities, SBA Senior Finance entered into a Treasury Rate Lock on September 10, 2024, resulting in an effective rate of 4.654% per annum for the 2024-2C Tower Securities.

To satisfy the applicable risk retention requirements of Regulation RR promulgated under the Securities Exchange Act of 1934, as amended (the “Risk Retention Rules”), SBA Guarantor LLC, an affiliate of SBA Depositor (“SBA Guarantor”) also purchased $108.7 million principal amount of Secured Tower Revenue Securities, Series 2024-1R (the “2024-1R Tower Securities” and, together with the 2024-1C Tower Securities and the 2024-2C Tower Securities, the “2024 Tower Securities”) in order to retain an “eligible horizontal residual interest” (as defined in the Risk Retention Rules) in an amount equal to at least 5% of the fair value of the offered and retained securities. Principal and interest payments made on the 2024-1R Tower Securities eliminate in consolidation. The 2024-1R Tower Securities have an anticipated repayment date in October 2029, a final maturity date in October 2054 and an interest rate of 6.252% per annum.

The net proceeds from the offering were approximately $2.057 billion after deducting initial purchasers’ discounts and expenses. A portion of the net proceeds from the offering were used to repay the entire aggregate principal amount of the Secured Tower Revenue Securities, Series 2014-2C ($620.0 million) (the “2014-2C Tower Securities”), as well as accrued and unpaid interest, to pay fees and expenses relating to the transactions and to make a cash distribution to SBA Guarantor, which will further distribute such amount to one or more other Company entities to be used for general corporate purposes, which may include repaying outstanding corporate debt. A portion of the net proceeds from the offering will be deposited to a segregated account and used to repay the Secured Tower Revenue Securities, Series 2019-1C ($1.165 billion) (the “2019-1C Tower Securities”) and the Secured Tower Revenue Securities, Series 2019-1R ($61.4 million) (the “2019-1R Tower Securities”) on the Distribution Date in January 2025, as well as accrued and unpaid interest.

Eleventh Loan and Security Agreement Supplement

In connection with the issuance of the 2024 Tower Securities, SBA Properties, LLC, SBA Sites, LLC, SBA Structures, LLC, SBA Infrastructure, LLC, SBA Monarch Towers III, LLC, SBA 2012 TC Assets PR, LLC, SBA 2012 TC Assets, LLC, SBA Towers IV, LLC, SBA Monarch Towers I, LLC, SBA Towers USVI, Inc., SBA GC Towers, LLC, SBA Towers VII, LLC, SBA Towers V, LLC, and SBA Towers VI, LLC (the “Borrowers”) and Midland Loan Services, a division of PNC Bank, National Association, as servicer on behalf of the Trustee, entered into a Eleventh Loan and Security Agreement Supplement and Amendment, dated October 11, 2024 (the “Eleventh Loan Supplement”), which supplemented and amended the Second Amended and Restated Loan and Security Agreement, dated October 15, 2014.

Pursuant to the Eleventh Loan Supplement, among other things, (1) the outstanding principal amount of the mortgage loan (the “Mortgage Loan”) was increased by $2.18 billion (or by a net of $332.3 million after giving effect to the repayment of the 2014-2C Tower Securities, the 2019-1C Tower Securities and the 2019-1R Tower

Securities) and (2) the Borrowers became jointly and severally liable for the aggregate $8.8 billion under the Mortgage Loan corresponding to the 2019-1C Tower Securities, 2019-1R Securities, 2020-1C Tower Securities, 2020-2C Tower Securities, 2020-2R Tower Securities, 2021-1C Tower Securities, 2021-1R Tower Securities, 2021-2C Tower Securities, 2021-3C Tower Securities, 2021-3R Tower Securities, 2022-1C Tower Securities, 2022-1R Tower Securities and newly issued 2024 Tower Securities (together the “Tower Securities”).

The Mortgage Loan is the sole asset of the Trust. The aggregate principal amount of the loan components outstanding under the Mortgage Loan is $8.8 billion, comprised of (1) $1.165 billion loan component with the same terms and conditions as the 2019-1C Tower Securities, (2) $61.4 million loan component with the same terms and conditions as the 2019-1R Securities, (3) the $750.0 million loan component with the same terms and conditions as the 2020-1C Tower Securities, (4) the $600.0 million loan component with the same terms and conditions as the 2020-2C Tower Securities, (5) the $71.1 million loan component with the same terms and conditions as the 2020-2R Tower Securities, (6) the $1.165 billion loan component with the same terms and conditions as the 2021-1C Tower Securities, (7) the $61.4 million loan component with the same terms and conditions as the 2021-1R Tower Securities, (8) the $895.0 million loan component with the same terms and conditions as the 2021-2C Tower Securities, (9) the $895.0 million loan component with the same terms and conditions as the 2021-3C Tower Securities, (10) the $94.3 million loan component with the same terms and conditions as the 2021-3R Tower Securities, (11) the $850.0 million loan component with the same terms and conditions as the 2022-1C Tower Securities, (12) the $44.8 million loan component with the same terms and conditions as the 2022-1R Tower Securities, (13) the $1.45 billion loan component with the same terms and conditions as the 2024-1C Tower Securities, (14) the $620.0 million loan component with the same terms and conditions as the 2024-2C Tower Securities and (15) the $108.7 million loan component with the same terms and conditions as the 2024-1R Tower Securities.

The Mortgage Loan underlying the Tower Securities is to be repaid from the operating cash flows from the approximately 9,523 aggregate tower sites owned by the Borrowers, as of the closing date. The Mortgage Loan is secured by (1) mortgages, deeds of trust and deeds to secure debt on a substantial portion of the tower sites, (2) a security interest in the towers and substantially all of the Borrowers’ personal property and fixtures, (3) the Borrowers’ rights under tenant leases, and (4) all of the proceeds of the foregoing. For each calendar month, SBA Network Management, Inc., an indirect subsidiary of the Company, is entitled to receive a management fee for its services as manager equal to 4.5% of the Borrowers’ operating revenues for the immediately preceding calendar month.

The Borrowers may prepay the $2.18 billion loan corresponding to the 2024 Tower Securities with no prepayment consideration (1) within twenty-four months of the anticipated repayment date in the case of the $1.45 billion loan corresponding to the 2024-1C Tower Securities, (2) within six months of the anticipated repayment date in the case of the $620.0 million loan corresponding to the 2024-2C Tower Securities, (3) with proceeds received as a result of any condemnation or casualty of any tower owned by the Borrowers or (4) during an amortization period. In all other circumstances, the Borrowers may prepay the $2.18 billion loan corresponding to the 2024 Tower Securities, in whole or in part, upon payment of the applicable prepayment consideration.

With respect to the 2024-1C Tower Securities, the prepayment consideration consists of an amount equal to the excess, if any, of (i) the present value associated with the portion of the principal balance of the $1.45 billion loan being prepaid, calculated in accordance with the formula set forth in the Eleventh Loan Supplement, on the date of prepayment of all future installments of principal and interest required to be paid from the date of prepayment to and including the first due date within twenty-four months of the anticipated repayment date of the 2024-1C Tower Securities, over (ii) that portion of the principal balance prepaid on the date of such prepayment. With respect to the 2024-2C Tower Securities, the prepayment consideration consists of any amount as would compensate the Purchaser for any loss, cost or expense incurred as a result of the portion of the principal balance of the $620.0 million loan being prepaid, calculated in accordance with the formula set forth in a written notice delivered to the Company.

To the extent that the loans corresponding to the 2024 Tower Securities are not fully repaid by the applicable anticipated repayment date, the applicable interest rate will increase by the greater of (i) 5% and (ii) the amount, if any, by which the sum of (x) the ten-year U.S. treasury rate plus (y) the credit-based spread for such component (as set forth in the Eleventh Loan Supplement) plus (z) 5%, exceeds such interest rate. Except as set forth herein, all other material terms and conditions of the Mortgage Loan remain unchanged.

Relationships

The Company and certain of its affiliates have previously entered into commercial financial arrangements with each of the Initial Purchasers, and/or their respective affiliates, and each of these entities and/or its affiliates has in the past provided financial, advisory, investment banking and other services to the Company and its affiliates, including serving (1) as a lender and/or in other related capacities in connection with the Senior Credit Agreement and the various term loans and revolving credit facility under the Senior Credit Agreement, (2) as a book runner and/or as an initial purchaser for the Company’s various series of Secured Tower Revenue Securities and (3) as a book runner and/or an initial purchaser for the Company’s various series of Senior Notes. Certain of the Initial Purchasers or their affiliates may hold from time to time a portion of the 2014-2C Tower Securities, 2019-1C Tower Securities and 2019-1R Tower Securities, accordingly, may receive a portion of the net proceeds. In addition, certain of the Initial Purchasers or their affiliates serve in various roles under the Company’s Senior Credit Agreement, including as lenders under the Revolving Credit Facility and, accordingly, may receive a portion of the net proceeds to the extent that a portion of the excess proceeds are used to repay amounts outstanding under the Revolving Credit Facility.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.6A	Purchase Agreement, dated September 10, 2024, among SBA Senior Finance, LLC, Deutsche Bank Trust Company Americas, as Trustee, and the several Initial Purchasers listed on Schedule I thereto.

10.6B	Purchase Agreement, dated October 11, 2024, among SBA Senior Finance, LLC, Deutsche Bank Trust Company Americas, as Trustee, and the several Initial Purchasers listed on Schedule I thereto.

10.12K	Eleventh Loan and Security Agreement Supplement, dated October 11, 2024, by and among the Borrowers named therein and Midland Loan Services, a division of PNC Bank, National Association, as Servicer on behalf of Deutsche Bank Trust Company Americas, as Trustee.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBA COMMUNICATIONS CORPORATION

By:	/s/ Marc Montagner
Marc Montagner
Executive Vice President and Chief Financial Officer

Date: October 11, 2024